Exhibit 10.3

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

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Under 17 C.F.R. Sections 200.80(c) and 240.24b-2

EXECUTION VERSION

CONFIDENTIAL

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment No. 1 to the Amended and Restated License Agreement, (the “Amendment”) is entered into as of September 11, 2018 (the “Amendment Effective Date”), by and between:

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“University”), represented by its San Diego campus having an address at University of California, San Diego, Office of Innovation and Commercialization, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”); and

HORIZON ORPHAN LLC, a Delaware limited liability company having an address at 150 South Saunders Road, Lake Forest, Illinois 60045 (“Licensee”),

each a “Party” and collectively the “Parties”.

All capitalized terms not herein defined shall have the meaning ascribed to them in the Agreement (as defined below).

Background

WHEREAS, UCSD and Licensee, as successor-in-interest to Raptor Pharmaceuticals, Inc. (f/k/a Encode Pharmaceuticals, Inc.), are parties to that certain License Agreement, as amended and restated on May 31, 2017 and effective as of October 31, 2007 (the “Agreement”);

WHEREAS, on July 2, 2018 and pursuant to Paragraph 7.4 of the Agreement, the Parties mutually terminated the license granted under the Agreement solely with respect to the NASH Indication (the “NASH Termination”);

WHEREAS, on September 11, 2018 and pursuant to Paragraph 7.4 of the Agreement, the Parties mutually terminated the license granted under the Agreement solely with respect to the HD Indication (the “HD Termination”);

WHEREAS, Licensee has corrected inventorship with respect to the Patent Rights under SD2017-236 “Delayed release cysteamine bead formulation” to add Dr. Ranjan Dohil as an inventor (the “Inventorship Correction”); and

WHEREAS, the Parties wish to amend the Agreement to reflect the NASH Termination, the HD Termination and the Inventorship Correction, on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree to amend the Agreement as follows:

Agreement

1.	Exhibit A. Exhibit A to the Agreement shall be and hereby is amended and restated in its entirety by the Exhibit A-1 attached hereto.

CONFIDENTIAL

2.	Full Force and Effect. Except as set forth in this Amendment, in all other respects the Agreement remains in full force and effect.

3.

Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original and all of which will together be deemed to constitute one agreement. The Parties agree that the execution of this Amendment by industry standard electronic signature software and/or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures.

[Signature page follows]

The Parties have executed this Amendment to be effective as of the Amendment Effective Date.

HORIZON ORPHAN LLC

By:	/s/ Jeffrey Sherman
Name: Jeffrey Sherman
Title: Chief Medical Officer

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Ruben Flores
Name: Ruben Flores
Title: Director of Commercialization

Exhibit A-1

Patent Rights

[See Attached]

CONFIDENTIAL

EXHIBIT A-1

[…***…]

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